THIS  DEBENTURE  AND  THE  SHARES  OF  COMMON STOCK
               ("SHARES") ISSUABLE UPON CONVERSION OF THE DEBENTURE BY A HOLDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE DEBENTURE AND THE SHARES MAY NOT BE SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION SHALL BE AVAILABLE. THE TRANSFER RESTRICTIONS AND OTHER OBLIGATIONS AND CONDITIONS ARE SPECIFIED HEREIN.

                         COASTWIDE ENERGY SERVICES INC.

                     8% CONVERTIBLE SUBORDINATED DEBENTURE

__________ , 1994                                              $ _____________

          For value received, the undersigned, COASTWIDE ENERGY SERVICES, INC., a Delaware corporation (the "Company"), hereby promises to pay __________ having his or its address at __________ , or registered assigns, the principal amount of __________ DOLLARS ($ ______ ), together with interest thereon calculated from the date of issuance hereof in accordance with the provisions of this 8% Convertible Subordinated Debenture ("Debenture"). The capitalized terms set forth in the Debenture shall have the meanings set forth in Section 1, unless otherwise defined herein.

     1.   Definitions. The following terms shall be defined as follows:

          "Business Day" shall mean any day that is not a Saturday, Sunday, or a day on which banks in Houston, Texas are not required to be open.

          "Common Stock" shall mean the shares of common stock, $.01 par value per share, of the Company.

          "Conversion Date" shall have the meaning set forth in Section 6(b).

          "Conversion Price" shall have the meaning set forth in Section 6(a).

          "Conversion Rights" shall mean the rights of the Holders to convert the Debenture into shares of Common Stock pursuant to the terms of the Debenture.

          "Events of Default" shall have the meaning set forth in Section 8.

          "Holder" shall mean the original payee of this Debenture and each registered subsequent Holder of the Debenture.

          "Indebtedness" shall mean all obligations (including principal, interest and premiums, if any) of the Company held by banks or other financial institutions, including without limitation finance companies and insurance companies (a) for borrowed money, (b) evidenced by non-convertible bonds, debentures, notes or other similar instruments (including letters of credit and bankers' acceptances) (c) all indebtedness that is guaranteed directly or indirectly by the Company and (d) purchase money indebtedness or indebtedness secured by property at the time of acquisition, for the payment of which the Company is directly or indirectly liable.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Senior Indebtedness" shall mean the principal of, interest on, and premiums, if any, for (a) all Indebtedness of the Company, whether outstanding on the date of the Debenture or thereafter created or assumed, (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any Indebtedness. unless the terms of the instrument creating or evidencing any Indebtedness expressly provide that it is not superior in right of payment to the Debenture.

     2.   Payment of Interest.

          (a) Interest will accrue on the unpaid principal amount of the Debenture outstanding from time to time at a rate equal to eight percent (8%) per annum (calculated on the basis of a 360 day year). Subject to Section 4 and the terms of any Senior
               Indebtedness, the Company will pay interest accrued quarterly commencing October 1, 1994 and on the first day of each January, April July and October thereafter until repaid or converted (each an "Interest Payment Date"). Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on the Debenture is paid.

          (b)  Payments  of  inte
               Holder's address stated in the Debenture, in lawful money of the United States of America. If payment is due on any day that is not a Business Day, the date shall be extended to the next succeeding Business Day.

     3.   Payment of Principal.

          (a) Subject to Section 4 and the terms of any Senior Indebtedness, unless earlier redeemed or converted, the Company shall repay the principal amount of the Debenture on July 1, 2004.

          (b) Payments of principal are to be made on the Debenture, at the Holder's address stated in the Debenture, in lawful money of the United States of America. If payment is due on any day that is not a Business Day, the due date shall be extended to the next succeeding Business Day.

     4.   Subordination.

          (a) Debenture Subordinated to Senior Indebtedness. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder of the Debenture likewise covenants and agrees, that the Indebtedness evidenced by the Debenture, including the principal of, premium, if any, and interest thereon and any other amounts payable with respect to the Debenture, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment of all Senior Indebtedness of the Company and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Debenture.

          (b) Terms of Subordination. No payment of the principal of, premium, if any, or interest on the Debenture shall be made by the Company or received by the Holder, and no prepayment, retirement, purchase or other acquisition of the Debenture shall be made by the Company, if at the time thereof or immediately thereafter giving effect thereto, there exists (and has not been waived) any default with respect to any provision of any Senior Indebtedness then outstanding or under any agreement under which such Senior Indebtedness was issued.

               Upon any distribution of the assets of the Company upon any dissolution, winding up, liquidation, reorganization or recapitalization or readjustment of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other arrangement or marshalling of the assets and liabilities of the Company, or otherwise); provided that the consolidation of the Company with or the merger of the Company into another company or the sale of its property as an entirety, or substantially as an entirety, to another company shall not be deemed a winding up for purposes hereof if such company as a part of such consolidation, merger or sale, assume the obligation to pay the indebtedness evidenced by the Debenture:

               (i) Except as hereinafter provided, the holder or holders of Senior Indebtedness shall first be entitled to receive payment in full, or have provisions satisfactory to such holders made for payment in full, of the principal thereof, premium, if any, and interest thereon, before the Holder is entitled to receive any payment on account of the principal of, premium, if any, or interest on the Debenture; and

               (ii) Except as hereinafter provided, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Holder would be entitled except for the provisions hereof shall be paid by the liquidating trustee or agent, whether a trustee in a receiver or liquidating trustee or other trustee or agent, directly to the holder or holders of the Senior Indebtedness of the Company or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holder of such Senior Indebtedness; provided that no such delivery shall be made to the holders of Senior Indebtedness of stock or obligations which are issued pursuant to reorganization or readjustment proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal of property or assets not prohibited by the provisions of the Debenture, by the Company, as reorganized, or by the company succeeding to the Company or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in (and governed by terms substantially identical to the provisions of) this Section 4(b) to the payment of all Senior Indebtedness then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness then outstanding.

                      In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder which such Holder is not entitled to receive under this
                      Section 4(b), such payment or distribution shall be held in trust by such Holder for, and immediately paid over to, the holder or holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on such Senior Indebtedness, until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

          (c) Subrogation of the Debenture. Subject to the payment in full of all Senior Indebtedness, the rights of the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of and interest on the Debenture shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 4, and no payment over, pursuant to the provisions of this Section 4, to the holders of Senior Indebtedness, and the Holder, be deemed to be payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 4 are, and are intended solely for the purpose of, defining the relative rights of the Holder on the one hand, and the holder of Senior Indebtedness on the other hand.

               Nothing contained in this Section 4 or elsewhere herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on the Debenture as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the holders of Senior Indebtedness, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this
               Section 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

               Upon any payments or distribution of assets of the Company refereed to in this Section 4, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, agent or other party making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the parties entitled to participate in such distribution, the holders of the Senior Indebtedness and other Innndebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

               The  terms  "paid  in full" and "payment in full" as used in this
               Section 4 with respect to Senior Indebtedness mean the receipt, in money or money's worth, of the principal amount of the Senior Indebtedness (and any premium due thereon) and full interest thereon to the date of such payment of principal and all other amounts due to holders of Senior Indebtedness pursuant to the provisions of the instruments providing therefor.

               Nothing contained in this Section 4 shall impair the right of the Holder to convert this Debenture into shares of Common Stock as provided in Section 7 hereof.

     5.   Optional Prepayment,

          (a) To the extent that the Company shall have funds legally available for such payment, the Company may prepay the Debenture at its option, in whole or from time to time in part, after July 1, 1997 at a prepayment price equal to 105% of the principal amount plus accrued interest to the prepayment date.

          (b) If the Company proposes to prepay less than all of the Debentures outstanding on any of the above dates, the Debentures to be prepaid will be selected by lot or pro rata or any other method as may be determined by the Board of Directors of the Corporation to be fair. Notice of prepayment shall be mailed at least 15 business days before the prepayment date to each Holder to be prepaid at its registered address. On and after the prepayment date interest shall cease to accrue on the Debentures or portion thereof called for prepayment.

     6.   Conversion.   Each  Debenture  may  be  converted  at any time, at the
          option of the Holder, in whole or in part, into shares of Common Stock on the terms and conditions set forth in this Section 6.

          (a) Each Debenture shall be convertible at the option of the Holder thereof, in whole or in part, at any time and from time to time, as hereinafter provided, into that number of fully paid and nonassessable shares of Common Stock (as such shares may be constituted on the Conversion Date, as hereinafter defined) as shall be obtained by dividing the principal amount of the Debenture outstanding on the Conversion Date which the Holder desires to convert by the Conversion Price, subject to adjustment as provided herein. The Conversion Price shall be 4.25 per share.

          (b) Before any Holder of this Debenture shall be entitled to convert the same into Common Stock, he shall deliver the Debenture, for transfer and conversion, at the office of the Company, at 11111 Wilcrest Green, Suite 300, Houston, Texas 77042 (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) and shall give written notice to the Company that he elects to convert all or part of the Debenture and shall state in writing therein the name or names in which he wishes the certificate or certificates of Common Stock to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." The Company will, as soon as practicable thereafter, issue and deliver to such Holder certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as hereinafter provide If surrendered Debentures are converted only in part, the Company will issue and deliver to the Holder, a new Debenture representing the remaining balance of the Debenture.

          (c) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment as follows:

               (i)   Adjustments for Changes in Capital Stock. If the Company:

                     (1) pays a dividend in shares of Common Stock to holders of Common Stock;

                     (2) subdivides outstanding shares of Common Stock into a greater number of shares;

                     (3) combines outstanding shares of Common Stock into a smaller number of shares;

                     (4) pays a dividend on shares of Common Stock in shares of its capital stock other than Common Stock or makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

                     (5) issues by reclassification of shares of Common Stock any other shares of its capital stock;

                     then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of this Debenture thereafter converted may receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to such action.

                     For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

                     If after an adjustment the Holder upon conversion may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Conversion Price between or among the classes of capital stock. After such allocation, the Conversion Price of the classes of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock contained in this Section 6(c).

               (ii) Adjustment for Rights Issue. If the Company issues any rights or warrants to all or substantially all holders of shares of Common Stock entitling them after the record date mentioned below to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a Conversion Price per share) less than the Market Price per share on that record date, the Conversion Price shall be adjusted in accordance with rights or warrants.

                                         N x P
                                         -----
                     C'  =   C   x   O  +  M
                                     -------
                                     O  +  N
                     where:

                     C'   =    the adjusted Conversion Price.
                     C    =    the current Conversion Price.
                     O    =    the number of shares  of Common Stock outstanding
                               on the record date.
                     N    =    the number of additional shares of  Common  Stock
                               offered
                     P    =    the  offering  price  per share of the additional
                               shares.
                     M    =    the closing price  per  share  of Common Stock on
                               the record date.

                     The adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If all of the shares of Common Stock or securities convertible into shares of Common Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Common Stock (or securities convertible into shares of Common Stock) issued upon the exercise of such rights or warrants.

               (iii) Adjustment for Certain Other Distributions.  If the Company
                     distributes to all or substantially all holders of shares of Common Stock any assets or general evidences of indebtedness or any rights or warrants to purchase assets or general evidences of indebtedness of the Company, then the Conversion Price shall be adjusted in accordance with the formula:


                      C'  =   C   x   (O x M) - F
                                      -----------
                                        (O x M)

                     where:

                     C'   =    the adjusted Conversion Price.
                     C    =    the current Conversion Price.
                     O    =    the number of shares  of Common Stock outstanding
                               on the record date.
                     M    =    the Market Price per share of Common Stock on the
                     F    =    the fair market  value  on  the  record  date  as
                               determined  by  the  Board  of  Directors  of the
                               assets  or  general   evidences  of  indebtedness
                               distributed.

                     The adjustment shall be made successively whenever any such distribution is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This
                     Section does not apply to cash dividends or cash distribution Also, this Section does not apply to rights or warrants referred to in Section 7(c)(ii).

               (iv) Voluntary Adjustment. The Company at any time may decrease the Conversion Price, temporarily or otherwise, by any amount but in no event shall such Conversion Price result in the issuance of Common Stock at a price less than the par value of the Common Stock at the time such decrease is made. Any decreased Conversion Price shall be available for at least 20 days from the date on which notice of such decrease is filed by the Company with the transfer agent for the Common Stock, and such decrease shall be irrevocable during such period. The Company shall notify Holders of the Debentures at least 15 days prior to the date on which the reduced Conversion Price takes effect.

               (v) Reorganization, Consolidation, Merger or Sale. In case the Company shall consolidate or merge into or with another corporation, or in case the Company shall sell or convey to any other person or persons all or substantially all the property of the Company, the Holder of the Debenture shall have the right thereafter to convert the Debenture into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares might have been converted immediately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the Debentures shall thereafter be made applicable.

               (vi) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the conversion rights, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (vii)  Notice of Certain Events. In the event:

                      (a) that the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for of puchase shares of stock of any class or of any other rights or warrants; or

                      (b) of any capital reorganization or classification of the Common Stock, or any consolidation or merger to which the Company is a parry and for which approval of any stockholders of the Company is required, or of the sale, lease or other disposition of all or substantially all of the assets of the Company, and in the event any such consolidation, merger or sale will result in a change in the shares held by the holders of Common Stock; or

                      (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then the Company shall cause to be mailed to the Holder a notice stating (i) the date on "which a record is to be taken for the purpose of such granting of rights (the "record date"), or, if a record is not to be taken, the date or anticipated date as of which the holders of Common Stock of record to be entitled to such granting of rights are to be determined or (ii) the date or anticipated date on which such capital reorganization, reclassification, consolidation, merger, sale, lease, or other disposition, dissolution, liquidation or winding-up is expected to become effective, and which notice, in the case of the notice specified in clause (ii), shall also state the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such capital reorganization, reclassification, consolidation, merger, sale, lease, or other disposition, dissolution, liquidation or winding-up.

               (viii) Company  to  Reserve  Common Stock.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Debenture, the full number of shares of Common Stock then deliverable upon the conversion of the outstanding principal amount of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the outstanding principal amount of the Debenture, the Company will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for that purpose.

               (ix) Taxes on Conversion The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Debenture.

               (x) Representations of the Holder. In connection with any conversion hereunder, the Holder will supply an investor's representation letter to the Company to the effect that:
                      (1) the shares of Common Stock are being acquired for investment only and not with a view to resale or other distribution; (2) the Company has made available to the Holder and its representatives all documents that the Holder has requested relating to the Company and that the Holder has carefully read all such documents; (3) the Company has provided answers to all of the Holder's questions concerning the Company and the Common Stock; and
                      (4) such other provisions as the Company deems net to insure that it may issue the shares of Common Stock without registration pursuant to an applicable exemption therefrom under the Securities Act and state securities laws.

          (d) Exercise of the Conversion Rights or Transfer of the Debenture or Common Stock. Each certificate for shares of Common Stock initially issued upon the exercise of the Conversion Rights shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The transfer of the shares represented by this certificate is subject to the conditions specified in the 8% Convertible Subordinated Debenture of Coastwide Energy Services, Inc. and no transfer of such shares shall be valid or effective until such conditions have been fulfilled with respect to such transfer."

               The Holder of this Debeture or the shares of Common stock issued upon exercise of the Conversion Rights, by acceptance thereof, agrees to give written notice to the Company before transferring the Debenture, or any shares of Common Stock received on the exercise of the Conversion Rights, of the Holder's intention to do so, describing briefly the manner of any proposed transfer of this Debenture or shares of Common stock or the Holder's intention as to the disposition (and the intended method thereof) accompanied by an opinion of counsel (which opinion and choice of counsel shall be acceptable to the Company in the exercise of its reasonable discretion) opining that the proposed transfer and disposition of the Debenture or of shares of Common Stock may be effected without registration or qualification under the Securities Act or state securities laws applicable to such transfer of the Debenture or the shares of Common stock issued with respect thereto. No later than 15 days after receipt by the Company of such written notice and opinion of counsel, the Company shall notify the Holder of the Company's acceptance or rejection of the opinion of counsel and choice of counsel, and if the Company has accepted the same, the Holder shall be entitled to transfer this Debenture or such shares of Common stock all in accordance with the terms of the notice as delivered by the Holder to the Company.

               If the Company rejects the opinion of counsel or the choice of counsel as set forth above, the proposed transfer or disposition may not be effected without registration or qualification of this Debenture or the shares of Common stock issued upon the exercise of the Conversion Rights, and the Company shall so notify the Holder of such shares of Common Stock and the Holder will not transfer such securities unless they have been so registered or qualified. The Company shall not register or recognize, or be required to register or recognize, any attempted transfer or disposition of this Debenture or any shares of Common stock issued upon conversion thereof in contravention of the Debenture.

          (e) Fractional Shares: Accrued Interest: Partial Conversion. No fractional shares or scrip representing fractional shares shall be issued upon conversion of the Debenture. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of the Debenture, the Company will pay a cash adjustment an amount equal to the price per share of Common Stock at the close of business on the business day prior to the day of conversion. In case the Debenture is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder at the expense of the Company, a Debenture in aggregate principal amount equal to the remaining principal balance of the Debenture surrendered and interest from the date to which interest has been paid on the Debenture so surrendered.

     7.   Registration Rights of Holder.

          (a) If the Company at any time after the date hereof proposes to register any shares of its Common stock under the Securities Act (except with respect to any registration filed on Form S-8 or Form S-4 or such other similar form then in effect under the Securities Act), it will each such time promptly give written notice to (i) each holder (a "Registration Holder") of shares of Common Stock who has received such shares of Common Stock upon conversion of the Debenture (such shares of Common Stock being referred to herein as "Registrable Shares") and (ii) each Holder of this Debenture, of its intention to do so and, upon the written request of any Registration Holder given within 10 calendar days after receipt of any such notice (which request shall state the intended method of disposition of such shares by such Registration Holder), subject to the limitations set forth in subsection (g) below, the Company will use its best efforts to cause Registrable Shares hell by such Registration Holder as to which registration is so requested, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by such Registration Holder (each such registration under the Securities Act being referred to herein as a "Registration"); provided, however, that (A) the Company may at any time withdraw or cease proceeding with any such Registration if it shall at the same time withdraw or cease proceeding with the ration of such other shares of its Common Stock originally proposed to be registered, and (B) if the managing underwriter of any offering shall state in writing that in its opinion the inclusion of such Registrable Shares in the proposed registration statement would have a material adverse effect on the proposed offering, then at the Company's request, (x) the Registration Statement shall include only that number of Registrable Shares, if any, which the managing underwriter believes may be offered without causing such adverse effect, and the number of Registrable Shares shall be allocated among all Registration Holders requesting to participate in such Registration Statement in proportion (as nearly as practicable) to the number of Registrable Shares requested to be included by each Registration Holder or (y) the Registration Statement shall provide that the effective date of the Registration Statement with respect to the Registrable Shares shall be delayed for ninety (90) days. Notwithstanding anything to the contrary contained herein, the Company will not be obligated alter the date hereof to take any action to effect more than four registrations pursuant to the piggy-back registration rights contained in this Section 7.

          (b) If Registration Holders representing the aggregate more than 40% of the Negotiable Shares may make written request to the Company to file, at Holder's election, a registration statement covering the Registrable Securities owned by such Holders. The Company agrees upon receiving such written request to comply therewith as promptly as practicable subject to the following terms and conditions:

               (i) The Company shall have the privilege of postponing action for a reasonable period of time (not exceeding 120 days) in the event the filing would, in the reasonable opinion of the Board of Directors, adversely affect a material financing project, or a proposed or pending acquisition, merger, or other corporate reorganization for which the Company is or is expected to be a party.

               (ii) Upon receipt of such  written  request,  the  Company  shall promptly give written notice thereof to all holders of the Debenture at their addresses as they appear on the books of the Borrower, offering to include such Holder's Registrable Securities in a registration statement to be filed by the Company as provided herein, if such Holder makes a written request therefor within 15 days after the giving of such notice by the Company; provided that if the Company shall have elected under (i) above to postpone action under this paragraph, it shall, in such notice, state the termination date of the period of such postponement and the time for Holders to make said written requests shall be extended to 15 days after said termination date. The Company shall not be required to affect more than two registrations pursuant to the demand registration rights provided herein.

          (c) If and whenever the Company is required pursuant to the terms of this Debenture to use its best efforts to effect the registration under the Securities Act of any Registrable Shares held by the Registration Holder, the Company will, as promptly as possible:

               (i) prepare and file with the Securities and Exchange Commission (the "SEC) a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become and remain effective for a period of at least ninety (90) days;

               (ii)   prepare  and  file  with   the  SEC  such  amendments  and
                      supplement:, to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for ninety (90) days and to comply with the provisions of the Securities Ad with respect to the sale or other disposition of all such Registration Holder's Registrable Shares covered by such Registration Statement;

               (iii) furnish to such Registration Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Registration Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares owned by such Registration Holder;

               (iv) register or qualify the Registrable Shares covered by such Registration Statement under the securities or blue sky laws of such states as the Company shall determine, and do any and all other acts and which may be necessary or advisable to enable such Registration Holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares owned by such Registration Holder; provided, however, that the Company shall not be required to quality to do business as a foreign corporation in any state where it is not then so called, nor take any action which will subject it to general service or process in any state where it is not then so subject;

               (v) notify such Registration Holder, at any time when a prospectus relating to such Registration Holder's Registrable Shares covered by such Registration Statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) above, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at such Registration Holder's request, prepare and finish to such Registration Holder a reasonable number of copies of a supplement to or an amendment of such prose as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall Dot include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (vi) furnish, at such Registration Holder's request, on the date that such Registration Holder's Registrable Shares are delivered to the underwriters for sale pursuant to a registration thereof pursuant to this Debenture or, if such Registrable Shares are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such Registration Statement, stating that such Registration Statement has become effective under the Securities Act and that (1) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (2) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need not express an opinion as to financial statements contained therein); (3) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal documents or instruments present the information required to be shown in compliance with the Securities Act; and (4) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prose or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed as required; such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Registration Holder may reasonably request.

          (d) Expenses. All expenses incurred by the Company in complying with this Section 7, except for registration and filing fees which shall be borne by the Registration Holders, shall be paid by the Company. registration Holders shall be solely responsible for any sales commissions on the sale of their Registrable Shares

          (e) Indemnification by the Company. In the event of any registration of any of a Registration Holder's Registrable Shares under the Securities Act pursuant to this Section, the Company will indemnify and hold harmless such Registration Holder, its attorneys and accountants, each underwriter of such Registrable Shares and each other person, if any, who controls such Registration Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Registration Holder, such underwriter or such controlling person may become subject under the Securities Ad or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prose or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and will reimburse such Registration Holder, such underwriter and each such controlling person for reasonable legal or any other expenses reasonably incurred by such Registration Holder, such underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Registration Holder or such underwriter, as the case may be, speccically for use in the preparation thereof.

          (f) Indemnification by Registration Holders. In the event of any registration of any of a Registration Holder's Registrable Shares pursuant to this Section, such Registration Holder will indemnify and hold harmless the Company, its attorneys, accountants and each other person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fad required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; in each case to the extent and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said prep prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information finished to the Company through an instrument duly executed by such Registration Holder specifically for use in the preparation thereof, and such Registration Holder will reimburse the Company and each such controlling person for reasonable legal or any other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each Registration Holder shall only be liable for any losses, claims, damages or liabilities pursuant to this subsection (e) for an amount up to the amount of proceeds such Registration Holder receives from the sale of his Registrable Shares in a Registration.

          (g) Notice of Claim. In the event of any claim for which indemnity is sought under subsection (d) or (e) above, the party seeking indemnification shall give prompt notice of its claim to the other party and shall permit the other party to engage counsel and to defend against the same.

          (h)  Limitation on Registration Rights.

               (i) The Registration Holder's right to request registration of Registrable Shares under this Section shall cease and terminate as to any particular Registrable Shares when such Registrable Shares shall have been effectively registered and sold under the Securities Act have been transferred in a disposition exempt from such registration requirement or a public sale can be effected without registration. For purposes of the Debenture, shares of Common Stock shall cease to be Registrable Shares when such shares have been sold pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration thereunder.

               (ii) Notwithstanding anything in this subsection to the contrary, the Company shall only be required, in connection with a piggy-back registration, to register in a Registration a number of Registrable Shares that equal up to a maximum of twenty-five percent (25%) of the shares of Common Stock being registered by the Company in a Registration. Such limitation will be imposed among all Registration Holders who have requested inclusion of their Registrable Shares and all other holders of Common Stock who request inclusion of their shares in the Registration Statement.

     8. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

          (a) Default in the payment, in the manner provided herein of any installment of interest upon this Debenture as and when the same shall become due and payable, and the continuance of such default for a period of 30 days; or

          (b) Default in the payment of the principal of this Debenture as and when the same shall become due and payable either at maturity, by declaration or otherwise, and continuance of such default for a period of 30 days; or

          (c) A decree or order by a court having jurisdiction shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the federal bankruptcy statutes or any other similar applicable federal or state laws, and such decree or order shall have continued undischarged and unswayed for a period of days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its properties or for the winding up or liquidation of its affairs shall have been entered and such decree or order shall have remained in force undischarged and unswayed for a period of days; or

          (d) The Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the fling of a bankruptcy pro against it, or shall file a petition or answer or consent seeking reorganization under the federal bankruptcy statutes or any other similar applicable federal or state laws, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its properties,- shall admit in writing its inability to pay its debts generally as they become due; then the Holder, by notice in writing to the Company may declare the principal of the Debenture and all accrued and unpaid interest on this Debenture to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Debenture contained to the contrary notwithstanding; provided, however, that it, at any time before the principal of this Debenture shall have been so declared due and payable, all Events of Default shall have been cured, then such Events of Default shall be deemed to have been waived by the Holder.

     9.   Miscellaneous.

          (a) Successors and Assigns. This Debenture shall be binding upon and inure to the successors and assigns of the parties hereto.

          (b) Governing law. This Debenture shall be construed in accordance with the laws of Delaware.

          (c) Notices. Any notice, communication, offer, acceptance, request, consent, approval, reply, payment or advice (hereinafter severally and collectively called "Notice") in this Debenture provided or permitted to be given, made or accepted by any party to any other party or parties hereto unless otherwise expressly provided in this Debenture ,must be in writing and be given or served by depositing the same in the United States mail, postage prepaid and registered or certified, and addressed to the party or parties to be notified or entitled to receive same, with return receipt requested, or by delivering the same in person or parties as may be a corporation or corporations. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the date it is so deposited. Notice given in any other manner shall be effective only if and when received by the party or parties to be, or provided to be, notified. For purposes of notice, the addresses of the Company and the Holder shall be as follows:

               The Company:

                   Coastwide Energy Services, Inc.
                   11111 Wilcrest Green
                   Suite 300
                   Houston, Texas 77042
                   Attention: Stephen A. Wells

               To Holder:

                   _____________________________
                   _____________________________
                   _____________________________


               The parties may change their respective addresses and specify a new address by giving not less than seven days written notice in the manner provided.

          (d) No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any of its rights hereunder shall operate as a waiver of any of its rights as a holder hereof, except to the extent expressly waived in writing by the Holder.

          (e) This Debenture may not be modified or discharged except by an instrument in writing executed by the Company and the Holder.

          (f) The invalidity, enforceability, or illegality of any one or more of the provisions of this Debenture for any reason shall not affect any other provisions hereof, which other provisions shall remain in fall force and effect.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its President, and attested to by its Secretary, as of , 1994.


                              COASTWIDE ENERGY SERVICES, INC.


                              By: _______________________________
                                   Stephen A. Wells

ATTEST
____________________